Exhibit 99.1

Dividend Reinvestment and Common Stock Purchase Plan

Enrollment Application

Please print all items except signatures. Questions? Call 1-877-739-9934 between 8:00 a.m. and 7:00 p.m. Monday to Thursday, and between 8:00 a.m. and 5:00 p.m. on Friday.
Mail your completed Enrollment Form in the courtesy envelope provided to:

Pennichuck Corporation
c/o American Stock Transfer & Trust Company
Attn: Dividend Reinvestment Dept.
P.O. Box 922
Wall Street Station
New York, New York 10269-0560

A.	Enrolling in the Plan

I am currently a shareholder of the Company and wish to enroll in the plan as indicated below.

B.	Your Mailing Address

Please print your complete mailing address so that we may process your enrollment.

First Name:______________________ M.I. _______ Last Name: ________________________

Street Number: ________ Street: ________________________ Apartment Number: _________

City:____________________________ State:________________________ Zip: ____________

Daytime Telephone: ______________ ext._______ Evening Telephone: __________________

C.	Dividend Reinvestment

	[ ]	Full Dividend Reinvestment. Automatic dividend reinvestment on all shares.

	[ ]	Partial Dividend Reinvestment. Automatic dividend reinvestment on ___________shares registered in my name.

D.	Your Account Registration

Type of Account: Please check one box and provide all requested information. Please print clearly.

	[ ]	Individual or Joint. Joint accounts will presume to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

Owner's First Name:________________ M.I.________ Last Name:______________________

Owner's Soc. Sec. #: __________________________________________________________

Joint Owner's First Name: ________________ M.I. ________ Last Name: ________________

Please complete other side of form

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[ ]

Custodial. A minor is the beneficial owner of the account with an adult Custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minor Act in the minor's state of residence.

Custodian's First Name:_________________ M.I._______ Last Name:____________________

Minor's First Name:__________________ M.I. ________ Last Name: _____________________

Minor's Soc. Sec. #: ____________________ Minor's State of Residence: _________________

	[ ]	Trust. Account is established in accordance with provisions of a trust agreement.

Trustee Name: ____________________ Name of Trust: _______________________________

Tax ID#: ___________________________ Beneficiary: ________________________________

Trust Date: ___________________________________________________________________

E.	Optional Cash Investment

	[ ]	I elect to make an optional cash investment under the Plan. Enclosed is a check or money order for $___________ ($100 minimum or $3,000 maximum) payable to "American Stock Transfer & Trust Company".

F.	Signatures

By signing this form, I request enrollment, certifying that I have received and read the prospectus describing the Pennichuck Corporation Dividend Reinvestment and Common Stock Purchase Plan. I agree to abide by the terms and conditions of the Plan. I hereby appoint American Stock Transfer & Trust Company as my agent to apply dividends and any investments I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by submitting notice to American Stock Transfer & Trust Company. All joint owners must sign.

Under penalties of perjury, I also certify that: A. The Social Security Number(s) shown on this form is my/our correct Social Security Number(s) or Tax Payer ID Number(s). B. I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding.

Check this box [ ] if you have been notified by the IRS that you are subject to backup withholding because of under reporting of interest or dividends on your tax returns.

Signature: ________________________________ Date: ____________________

Signature: ________________________________ Date: ____________________

Pennichuck Corporation
25 Manchester Street
P.O. Box 1947
Merrimack, NH 03054
1-800-553-5191
603-882-5191
Fax 603-913-2305
www.pennichuck.com
e-mail: finance@pennichuck.com

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